Exhibit 99.1

Business Update November 3, 2021

1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic; • ability of SCE to implement its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE’s ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE’s operational PSPS practices; • risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054; • ability of SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on- site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements November 3, 2021

2 Edison International is leading the transformation of the electric power industry One of the nation’s largest electric-only utilities, serving over 15 million residents EIX’s principal subsidiary, with ~$5+ billion annual electric infrastructure investment opportunity Growth driven by investment in strengthening and modernizing the grid and advancing California’s aggressive climate goals Wires-focused rate base of ~$35 billion, with limited ownership of power generation capacity (<20% of electricity sales from owned generation) Provides integrated decarbonization and energy solutions to commercial, institutional and industrial customers Customer base includes 21 of the Fortune 100 Holding company focused on opportunities in clean energy, efficient electrification, grid of the future, and customer choice November 3, 2021

3 EIX is well positioned for a decarbonized future, with no coal or gas LDC exposure and high electric sales growth potential UTY1 EEI Index2 Electric-Only & No Gas LDC Exposure (# of Companies) 6 of 20 11 of 39 ✓ No stranded asset risk with increased electrification No Coal Generation Ownership (# of Companies) 5 of 20 9 of 39 ✓ No coal generation or contracts in SCE’s portfolio 100% Carbon-free Electricity by 20453,4 (# of Companies) 5 of 20 13 of 39 ✓ SCE’s aggressive target is strongly aligned with California’s net zero goal Electric Sales per Customer (MWh/year)5 13–38 Avg: 24 12–53 Avg: 24 16 Relatively low per-customer usage will grow with electrification, which supports affordability 1. Philadelphia Utilities Index (UTY) consists of 20 geographically diverse public utility stocks, including one water utility. Values shown include EIX 2. EEI Index consists of 39 publicly traded companies that are members of Edison Electric Institute, which includes 18 of the companies also in UTY. Values shown include EIX 3. Company counts reflect the number of companies with goals of net zero or carbon-free electricity targets by 2045 or sooner 4. For EIX, defined as 100% carbon-free electricity delivered to SCE customers in terms of retail sales by 2045 5. Based on latest available data for year ended 2020 Source: EIX research, S&P Market Intelligence November 3, 2021

Sustainability is central to Edison's vision to lead the transformation of the electric power industry

We have made long-term, public commitments related to clean energy, transportation electrification, diversity and inclusion, and safety

Environmental

Targeting **100% carbon-free power delivered by 2045**; ~43% carbon-free power in 2020[1]

Over **$800 million** in approved SCE funding **to expand transportation electrification**

SCE named to **SEPA 2021 Utility Transformation Leaderboard** for progress toward carbon-free grid

Winner of EEI's Edison Award for innovative suite of Transportation Electrification programs

Committing to SCE **vehicle fleet electrification** goals by 2030

Social

Recipient of several **awards for workplace diversity & inclusion**[2]

Long-standing **community partnerships**, including $2.4B spend with diverse suppliers

Publish **expansive data**[2] on workforce, supplier, and community investment diversity

Committed to **gender parity in executive roles by 2030** and broader DEI actions

$2 million shareholder funding committed to **expand diversity and advance racial equity**

Governance

Highest level governance score from ISS

Board oversight of ESG risks such as safety, climate change impacts, and cybersecurity

7 of 11 directors diverse by gender, race/ethnicity, and/or LGBTQ, including 4 women

50% of executive annual **incentive pay tied to safety-related metrics** for 2021

Recognized as a **"Trendsetter" in political accountability and disclosure** by CPA[3]

1. Percentages refer to power delivered to SCE customers. Reflects no coal generation of delivered electricity
2. View data in our annual Diversity, Equity & Inclusion Report, as well as awards and recognition in our annual Sustainability Report, both found on our Sustainability site
3. Edison International is recognized as a "Trendsetter" on the Center for Public Accountability ("CPA")-Zicklin Index of Corporate Political Disclosure and Accountability. The Trendsetter category highlights leaders in the S&P 500 for commitments to transparency and accountability in political spending

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Our Sustainable Financing Framework underscores the strong link between our strategy and financing activities

Green, Social, and Sustainability instruments will fund projects that provide distinct environmental or social benefits

Eligible Project Categories

	Primary Category[1]	U.N. Sustainable Development Goals Alignment
Green	Renewable Energy	7 Affordable and Clean Energy; 13 Climate Action
	Clean Transportation	9 Industry, Innovation and Infrastructure; 11 Sustainable Cities and Communities
	Energy Efficiency & Carbon Reduction	7 Affordable and Clean Energy; 11 Sustainable Cities and Communities; 13 Climate Action
	Climate Change Adaptation	9 Industry, Innovation and Infrastructure; 13 Climate Action
Social	Socioeconomic Advancement and Empowerment, Including Gender Inclusion	5 Gender Equality; 8 Decent Work and Economic Growth; 10 Reduced Inequalities

In June, EIX published its Sustainable Financing Framework

Framework aligned with ICMA's Green Bond Principles, Social Bond Principles, and Sustainability Bond Guidelines

Vigeo Eiris, second-party opinion provider, rated framework's Contribution to Sustainability as "Advanced" (highest rating)

SCE's inaugural sustainable bond issuance[2] raised $900 million for eligible projects to be reported on in 2022

1. Excludes projects with GHG intensity above 100 gCO2e / kWh and bioenergy projects that do not have a sustainable feedstock (i.e., does not negatively impact food security or contribute to deforestation). Excludes any expenditures on fossil fuel-fired generation, nuclear generation or large hydro (>30 MW)
2. In May 2021, SCE entered into a Green Term Loan Credit Agreement aligned with the Green Loan Principles to finance climate change adaptation resiliency spending

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6 Thesis: Wires-focused electric utility with regulated rate base growth aligned with state’s aggressive clean energy goals Constructive California and Federal regulatory structures Aggressive climate goals met with clean, efficient, economy- wide electrification Significant investment required to strengthen and modernize the electric grid Investment in electric-led clean energy future results in strong rate base and dividend growth Decoupling of sales Forward-looking ratemaking Premium California ROE Wildfire prudency standard California GHG reduction Helping customers make clean energy choices Address wildfire risk Infrastructure replacement Grid modernization Electrification infrastructure 7–9% average annual 2021– 2025 rate base growth Target dividend payout of 45–55% of SCE core earnings November 3, 2021

7 California’s regulatory mechanisms provide revenue certainty, even as load and payment patterns change Revenue Decoupling means earnings aren’t affected by changes in electricity sales Long-standing regulatory mechanism that breaks the link between retail electricity sales and revenue; promotes energy efficiency, helps stabilize customer bills, and supports environmental goals Changes in sales only affect timing of cash collection Balancing Accounts allow SCE to collect and refund differences to authorized revenue SCE has several balancing accounts, including for variances in sales volume, such as those related to COVID-19 Balancing account established for residential uncollectibles COVID-19 Related Memo Accounts allow SCE to track cost and payment changes for cost recovery requests CPUC approved COVID-19 Pandemic Protections Memo Account (CPPMA) where SCE tracks non-payment of billed amounts for residential and small business customers1 CPUC approved establishment of Medium-Large Commercial and Industrial memo account to track incremental costs of disconnection moratorium on these customers and related uncollectibles Eligible COVID-19-related costs record to CEMA Each requires seeking approval to recover costs recorded to them 1. Residential bad debt expense records to the Residential Uncollectibles Balancing Account (RUBA) (not the CPPMA) and does not require additional approval before recovering in rates November 3, 2021

8 Reaching California’s 2045 GHG goals requires a near- complete transformation of energy use economy wide November 3, 2021 100% of grid sales with carbon-free electricity 80 GW of utility-scale clean generation 30 GW of utility-scale energy storage 30% of space and water heating to be electrified by 2030 70% of space and water heating to be electrified by 2045 Building electrification will increase load significantly by 2045—representing 15% of the total load 76% of light-duty vehicles need to be electric 67% of medium-duty vehicles need to be electric 38% of heavy-duty vehicles need to be electric Until there is an alternative, natural gas generation capacity provides a crucial role for reliability and affordability; however, natural gas consumption will decline 50% by 2045 40% of natural gas that remains will be decarbonized through the addition of biomethane and hydrogen Pathway 2045: Key steps California must take to reach carbon neutrality Edison will continue working in partnership with state and federal governments and with other stakeholders, including the communities we serve, to advance policies that rapidly cut GHG emissions

9 SCE delivered ~43% carbon-free electricity to customers in 2020 Decarbonizing transportation sector, ~40% of GHG emissions, requires widespread vehicle electrification State’s commitment highlighted by requiring all new passenger vehicles sold to be zero-emission by 2035 and operations of MD/HD vehicles2 be zero-emission by 2045 Electricity required to be 100% carbon-free by 2045 Electrification of buildings and industrial processes also a key factor 1. Buildings and Other includes residential, commercial, and agriculture 2. Medium- and heavy-duty (MD/HD) vehicles shall be 100% zero-emission by 2045 where feasible, with the mandate going into effect by 2035 for drayage trucks Source: SCE’s Pathway 2045 analysis SCE is a catalyst for achieving California’s aggressive GHG and clean energy goals via economy-wide electrification Achieving 80% GHG reduction by 2050 will require fuel use changes in all sectors State Carbon Emissions Reduction Pathway California GHG Emissions, Annual million metric tons (MMT) – 100 200 300 400 2015 2020 2025 2030 2035 2040 2045 2050 80% by 2050 (86 MMT) Carbon Neutrality by 2045 (108 MMT) 40% by 2030 (260 MMT) Electricity Transportation Industrial Buildings and Other1 November 3, 2021

Significant incremental grid investments required by 2045 to serve load growth and integrate renewables and storage

At least a third of incremental grid investment fits squarely within IOU jurisdictions

CAISO-wide grid investment in Pathway 2045 Balanced Scenario



~$75 billion
(2019$)
Transmission for Out-of-State Imports
ISO Interconnections
Local Capacity
Subtransmission
Distribution

CAISO Grid Investment 2031–2045

Infrastructure to interconnect and integrate resources

May be mix of investment by utilities, generators, and other market participants

Utility infrastructure additions and upgrades

Predominantly investments by utilities in their service areas

CAISO-wide investment required at various voltage levels and to address specific system needs

Upgrades at lower voltages are clearly utility-owned; transmission projects may be competitively bid

Potential additional utility investment upside from storage

- Pathway 2045 analysis showed ~$54 billion[1] need for battery storage CAISO-wide
- May be opportunity where utilities are natural owners

SCE continues to refine estimates, evaluate required future capabilities and technologies, and develop roadmap for achieving 2045 goals[3]

1. In 2019 dollars under Balanced Scenario

Source: SCE's Pathway 2045 analysis. See Pathway 2045 Appendices for additional information on the analysis and its methodology

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11 Annual residential household energy costs (2019$)1 2019 2045 By 2045, a greater reliance on electricity, combined with population and economic growth, will result in a 60% increase in electricity sales from the grid Household savings driven by reduced gasoline consumption due to high market penetration of electric vehicles Improvements in equipment efficiency, energy efficiency, and demand response programs further reduce consumption Total energy cost for an average household decreases by about one-third by 2045 A decarbonized, electrified world produces energy cost savings for an average household $3,130 $4,550 Home Solar Electricity Bill Home Gas Bill Gasoline 1. Reflects annual energy costs using SCE data and does not account for the cost of equipment. Assumes average customer in 2045 would have electric vehicle, solar, and electric water and space heating Source: SCE’s Pathway 2045 analysis November 3, 2021

12 Increased energy storage is essential to support the transition to a carbon-free future – 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2020 2021 2022 2023 2024 2025 2026 Future Procurement Requirements Procured or Under Construction Online 1. SCE’s proportional procurement obligation under D.21-06-035. Assumes UOS and recent procurement do not count towards procurement obligation SCE is in the process of procuring 2,800 MW for 2023 and 2024 CPUC mid-term reliability decision requires SCE to procure ~3,685 MW of energy storage to be online 2023 through 2026 and ~350 MW of baseload renewables (e.g., geothermal) by 20261 SCE plans to deploy ~535 MW of utility-owned storage by summer 2022 to help alleviate reliability risks SCE estimates that California will need 10 GW of utility-scale energy storage by 2030 and 30 GW by 2045 to support the transition to 100% carbon-free power SCE has installed or procured ~2,810 MW of storage capacity and must procure ~3,685 MW more by 20261 Energy storage capacity procured and online (MW) November 3, 2021

SCE leads the largest utility transportation electrification initiatives and programs in the U.S.

Edison's large suite of TE programs enables California's leadership of EV adoption

Approved Electric Utility Transportation Electrification Portfolios >$100 Million; $ in Millions (capital and O&M)



EIX
$872
PCG
$414
ED
$314
PEG
$205
SRE
$191
XEL
$133
AGR
$118

By 2030, SCE will administer over $1 billion of EV purchase incentives and other equity focused programs funded via California's LCFS program[1]

By 2025, SCE's offerings will add more than ~40,000 light-duty vehicle chargers and ~8,500 medium- and heavy-duty vehicles

Over next five years, SCE's programs will have directly contributed to electrification of >550,000 vehicles with ~50% in disadvantaged communities

EIX/SCE received the prestigious EEI Edison Award for SCE's innovative suite of TE programs

1. Low Carbon Fuel Standard. The LCFS program at the California Air Resources Board (CARB) funds SCE's vehicle rebate programs through the sale of LCFS credits to market participants and not through customer rates. These amounts are distinct from funding approved for SCE's transportation electrification programs

Sources: EEI Electric Transportation Biannual State Regulatory Update (February 2021), SCE

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AB 1054[1] provides a strong regulatory construct for determining wildfire liability and cost recovery

Established safety certification process and additional wildfire safety oversight	Under AB 1054, SCE can obtain an annual safety certification upon submission of required safety information, including an approved wildfire mitigation plan Safety certifications valid for 12 months and remain valid until CPUC Wildfire Safety Division acts on SCE's request for a new safety certification
Codified prudency standard that assumes utility prudency unless serious doubt created	Provided a utility is "safety certified," establishes a prudency standard that assumes utility is prudent, unless intervenors create serious doubt Prudency based on reasonable utility conduct with potential for full or partial recovery, considering factors within and beyond a utility's control (e.g., humidity, temperature, winds) Standard survives even if Wildfire Insurance Fund is depleted
Established ~$21 billion Wildfire Insurance Fund	Enhances liquidity available to pay wildfire claims Reimburses utility for eligible claims payments above the higher of $1 billion and required insurance coverage
Caps utility liability exposure if utility found imprudent (SCE 2021 cap: ~$3.2Bn)	If found prudent, no requirement to reimburse fund for claims covered by fund If found imprudent or partially imprudent, shareholders reimburse fund. Reimbursement capped if utility has valid safety certification[2]. The cap covers trailing three-year period and limits reimbursement to 20% of electric T&D equity rate base[3]

1. California Assembly Bill 1054, executed by the governor of California on July 12, 2019
2. And has not been found to have acted with conscious or willful disregard of the rights and safety of others
3. Excluding general plant and intangibles

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AB 1054 and the Wildfire Insurance Fund provide clear pathway to determine IOU's prudency and ceiling on liability

AB 1054 Wildfire Insurance Fund Mechanics[1]

IOUs contribute $10.5 billion

PG&E: $4.8Bn initial + $193MM annually through 2028
SCE: $2.4Bn initial + $95MM annually through 2028
SDG&E: $0.3Bn initial + $13MM annually through 2028

Customers contribute non-bypassable charge

Customers contribute $0.9Bn annually through 2035. May be directly contributed to Fund or used to support issuance of up to $10.5Bn in bonds by California DWR

Wildfire Insurance Fund

- "Covered Wildfire" means any wildfire ignited on or after July 12, 2019, caused by an electrical corporation as determined by the governmental agency responsible for determining causation, in excess of annual utility retention
- Size of fund equal to $21.0–24.0 billion[2]. Currently, fund has ~$10 billion in assets as of August 31, 2021[3]
- Funds invested/managed by California Earthquake Authority (CEA)
- Fund reimbursed if imprudent (see below right), but does not have a separate replenishment mechanism

Fund payment of "eligible claims"[4]

- Pay out claims to claimants subject to fund administrator approval
- Subrogation claims settled at ≤40% approved unless exceptional facts and circumstances; higher amounts may be approved by fund administrator

CPUC prudency determination of operations (serious doubt standard)

If found imprudent, IOU reimburses Wildfire Fund up to 3-year rolling cap

- Liability cap of 20% of T&D Equity Rate Base[5] (~$3.2Bn for SCE for 2021) unless found to have acted with conscious or willful disregard
- Liability cap lapses when fund exhausted

If found prudent, IOU does not reimburse Wildfire Fund

1. This summary is based on Edison International's interpretation of Assembly Bill 1054
2. Range based on whether customer charge finances DWR bonds or is contributed directly to Wildfire Fund
3. Source: California Earthquake Authority Financial Report presented at the October 28, 2021 California Catastrophe Response Council meeting
4. "Eligible claims": claims for third-party damages from covered wildfires less annual utility retention (larger of $1.0 billion or required insurance layer per fund administrator)
5. Excluding general plant and intangibles

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Wildfire Fund Illustrated: Eligible claims paid by Fund and IOUs reimburse up to cap only to degree found imprudent[1,2]

Example of Wildfire Insurance Fund operations, reimbursement, and IOU liability from a hypothetical wildfire resulting in $5 billion of paid claims

$ in Billions; Example based on SCE's 2021 Liability Cap



$5 billion
cost of paid claims[3]
(Wildfire Fund reimburses utility for claims paid above IOU retention)
SCE cost recovery application and CPUC review
If found 100% prudent[2]
SCE does not reimburse Fund for eligible claims[1] above annual aggregate retention of $1 billion
1.0
4.0
$5.0
SCE's Insurance/ Retention
Utility Shareholders
Wildfire Insurance Fund
If found 100% imprudent[2]
1.0
3.2
0.8
$5.0
Liability cap (20% of T&D equity rate base) reduced by IOU reimbursement on 3-year rolling basis for subsequent events[2]

1. Eligible claims are those that exceed the greater of $1 billion or the amount of the utility's wildfire insurance as required by the Fund administrator. Liability cap applies unless SCE is found to have acted with a conscious or willful disregard of the rights and safety of others
2. Costs in application may be allocated for cost recovery in full or in part considering factors within and beyond utility's control, including humidity, temperature, and winds
3. Claims typically settle at a percentage of the asserted damages

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Many of SCE's wildfire mitigation practices have been in place for years and have greatly evolved since 2018

Longstanding wildfire mitigation efforts at SCE

Pre-2018 practices and enhancements

Fire prevention planning
- Special procedures for Red Flag Warnings
- Automated recloser (RAR) blocking on fire weather days

Engineering and design
- RARs installed to sectionalize grid
- Principles to reduce possibility of debris contacting equipment

Veg. mgmt. and other inspection programs

Standard operating practices, emergency planning & response, and outreach activities during a wildfire event

Foundational strategy established in 2018–2019

GS&RP (2018) and 2019 WMP

Grid hardening
- Covered conductor
- Fire resistant poles
- Current limiting fuses
- Additional RAR installations

Bolstering situational awareness capabilities
- HD cameras
- Weather stations

Enhancing operational practices
- Extra-sensitive ("fast curve") relay settings
- PSPS operational enhancements
- Expanded line clearances and new hazard tree program

Advance technology and risk modeling capabilities

2020 WMP

Improving wildfire risk assessments & models
- Analytical granularity
- Transition to Technosylva fire spread model

Refining scope of HFRA inspections

Continued minimizing of PSPS impacts
- Sectionalization
- Add'l weather stations
- Customer care programs

Advancing new technologies
- Open Phase Detection
- Distribution Fault Anticipation
- Early Fault Detection

Build on successes and incorporate lessons learned

2021 WMP Update & 2021 GRC

2021 PSPS Action Plan

Inspection strategy evolution
- Expanded inspections based on emergent fuel conditions

Expanded grid hardening
- Transmission hardening measures
- "Long-span" distribution circuit remediation

Technology enhancements
- Next gen data mgmt. and analytics
- Improved work management tools

Aerial fire suppression

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Foundational strategy for mitigating wildfire risk continues; increased focus on risk-prioritization and customer impacts

		2020–2022 Wildfire Mitigation Plan
Hardening the Grid	**Covered Conductor**[1]	~3,700 circuit miles by end of 2022 **2020:** 965 | **2021:** ~1,300 | **2022:** 1,100-1,400
	Undergrounding	Considering ~17 miles of undergrounding
Enhanced Operational Practices	**Inspections**	Risk-informed ground & aerial inspection program covering ~50% of HFRA structures annually; option for additional inspections for potential areas of concern
	Vegetation Management	Continue expanded line clearances; focus on hazard tree assessments and timely removal; expand brush clearing at base of poles to 200,000–300,000 per year
	Public Safety Power Shutoff (PSPS)	De-energization based on circuit-specific wind speed thresholds, with new circuit-specific mitigation plans and customer care programs to reduce customer impacts
Situational Awareness	**Weather Stations**	375–475 weather stations per year
	HD Camera	Deployment complete as coverage in high fire risk areas effectively maximized

1. 2021 GRC Track 1 final decision authorizes up to 4,500 miles of covered conductor scope from 2019-2023 with an opportunity to pursue additional miles subject to further reasonableness review

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19 SCE’s publicly available real-time data enhances situational awareness and informs critical operational decisions Live HD camera feeds provide critical information to fire agencies for effectively deploying air and ground resources Provide real-time weather data, including wind speed and gust, temperature, and humidity Enables circuit-level monitoring to inform critical operational decisions Helps fire agencies and the public prepare for a wildfire threat during a high wind event Users can see this information in real-time to help understand threat of wind-driven wildfires Cameras on ALERT Wildfire Network HD Weather Stations Wildfire Threat Index Predictive Model Cameras Weather Stations Threat Index RELATED LINKS FOR VIEWING EOC Virtual Tour Emergency Operations Center (EOC) SCE’s Emergency Operations Center acts as the company’s nerve center for 24/7 planning and emergency response November 3, 2021

SCE's execution of its wildfire mitigation strategy is reducing risk of wildfires associated with utility infrastructure



Distribution Equipment Inspections

2021 Completed/Target		Completed Since 2018
185,000/163,000 inspections	✔ 113% completed	769,300+ inspections



Transmission Equipment Inspections

2021 Completed/Target		Completed Since 2018
21,100/16,800 inspections	✔ 126% completed	107,300+ inspections



Insulated Wire (Covered Conductor)

2021 Completed/Target		Completed Since 2018
1,010/1,000 circuit miles installed	✔ 101% completed	2,500 circuit miles installed



Fast-Acting Fuses

2021 Completed/Target		Completed Since 2018
340/330 fuses installed	✔ 103% completed	13,300+ fuses installed



Hazard Tree Management

2021 Completed/Target		Completed Since 2018
108,800/150,000 trees assessed	➔ 73% completed	337,300+ trees assessed



Weather Stations

2021 Completed/Target		Completed Since 2018
375/375 weather stations installed	✔ 100% completed	1,430+ weather stations installed



High-Definition Wildfire Cameras

Cameras thoroughly covering our high fire risk areas were installed by 2020

Completed Since 2018: 166 cameras installed



Aerial Fire Suppression Resources

SCE contributed $18 million to support the creation of a quick reaction force of aerial firefighting assets across counties in SCE's service area to coordinate and reach wildfires in their early stages. These unique water and fire retardant dropping helitankers have the capability to operate day and night



Critical Care Backup Battery

2021 Completed/Target		Completed Since July 2020
5,050/3,600 batteries provided to eligible customers	✔ 140% completed	5,770+ batteries provided to eligible customers



Community Resource Centers

64 sites available


CREW

Community Crew Vehicles

8 vehicles available

Note: Data as of September 30, 2021. Blue check marks indicate met or exceeded target. Green arrows indicate execution is on track.

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SCE has made substantial progress on grid hardening and situational awareness measures

Investments to harden the grid and enhance situational awareness targeted through 2023

Green shading represents completed measures through Sept. 30, 2021, as proportion of GRC approval by 2023[1,2]



Targeted by 2023[1]
Covered Conductor
50%
~5,000 circuit miles
Fast-Acting Fuses
98%
~13,650
Sectionalizing Devices
100%
145
Wildfire Cameras[3]
100%
166
Weather Stations
66%
~2,180

1. 2021 GRC Track 1 final decision authorizes up to 4,500 miles of covered conductor scope from 2019-2023 with an opportunity to pursue additional miles subject to further reasonableness review. Target miles shown include covered conductor installed in high fire risk areas as part of other programs
2. Specific to wildfire mitigation efforts only and includes proposed 2021 PSPS Action Plan estimates; does not include sectionalizing devices that may be installed due to load growth or grid modernization
3. SCE continues to assess areas for additional need of HD cameras in High Fire Risk Areas

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SCE is making meaningful progress in mitigating wildfire risk for its customers

Covered conductor has reduced faults, which could lead to ignitions

72% fewer faults on fully covered circuits[1]

Expanded vegetation management and tree removal has reduced faults

52% fewer tree-caused faults[2]

High fire risk inspection program has reduced remediation needs

66% lower defect find rate[3]

Today's PSPS use would have prevented majority of damage from past wildfires

>90% reduction of structures damaged[4]

On segments where SCE has covered bare wire, there has not been a single CPUC-reportable ignition from contact with objects or wire-to-wire contact

1. Measured by faults per 100 circuit miles on fully covered circuits in HFRA as compared to bare circuits in HFRA year-to-date in 2021 through September 30, 2021
2. Measured by average monthly tree caused circuit interruptions in HFRA in 2020–2021 as compared to the average from 2015–2019
3. Measured as Total Defect Find Rate (percentage of inspections) in 2021 as compared to 2019 (inception of program) for structures inspected every year
4. Measured as structures damaged or destroyed in wildfires greater than 1,000 acres associated with SCE's infrastructure during 2015–2020, using red flag warning days as a proxy for PSPS conditions. Please note, however, that a red flag warning, alone, would not necessarily result in a decision to implement a PSPS

November 3, 2021 Energy for What's Ahead℠ 22

23 SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by ~55-65%1,2 1. Baseline risk estimated by RMS using its wildfire model, the location of SCE’s assets, and SCE reported ignitions from 2014-2020. Risk reduction calculated by applying SCE- provided mitigation effectiveness and locations of covered conductor, tree removals, inspections, line clearing, and PSPS. Range may vary for other loss thresholds 2. Includes 50,000 year-long simulations using 20 years of weather and fire modeling weighted for the last 5 years to reflect recent experience and climate-change impacts 3. Annual losses represent potential claims resulting from wildfire. Total potential insured losses, such as damages to assets of homeowners and businesses, estimated by RMS, and uninsured losses, such as personal injury, fire suppression, and damage to publicly-owned assets estimated by SCE based on management experience and judgment 4. Fund refers to AB 1054 Wildfire Insurance Fund. SCE used the one-year RMS loss estimates with its estimates for the size of uninsured losses to quantify the reduction in probability of experiencing $3.5 billion in losses over a three-year period, excess of $1 billion aggregate each year, after which the AB 1054 liability cap would apply RMS, a leading provider of climate and natural disaster risk modeling, worked with SCE to analyze the benefits of SCE’s wildfire mitigations The RMS wildfire model is designed to capture the full spectrum of wildfire threat Combined with SCE’s mitigation effectiveness data, RMS quantified risk reduction from SCE’s mitigations, including PSPS3 SCE estimates PSPS currently accounts for ~40% of the reduction2 Methodology Substantial risk reduction due to SCE’s mitigation measures Pre- 2018 Now Estimated Risk Reduction Annual Risk of ≥$1.0 billion loss4 ~7.6% ~3.2% ~55% reduction in estimated probability of accessing the Wildfire Fund Risk of ≥$3.5 billion drawn from Fund over 3 years4 ~4.2% ~1.5% ~65% reduction in estimated probability of exceeding AB 1054 liability cap SCE expects to further reduce risk and decrease the need for PSPS with continued grid hardening investments 1. Baseline risk estimated by Risk Management Solutions, Inc. (RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE’s assets, reported ignitions from 2014– 2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and PSPS de-energization criteria 2. There are risks inherent in the simulation analyses, models and predictions of SCE and RMS relating to the likelihood of and damage due to wildfires. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analyses and models of RMS and SCE. Range may vary for other loss thresholds 3. Includes 50,000 year-long simulations using 20 years of weather and fire modeling data weighted for the last 5 years to reflect recent experience and climate change impacts to date 4. Includes (i) total potential insured losses estimated by RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. “Fund” refers to CA AB 1054 Wildfire Insurance Fund. SCE used RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability November 3, 2021

California has continued to increase investments in wildfire suppression and prevention[1]

CAL FIRE budget support along with actions to increase staffing and improve effectiveness	Substantial increase in wildfire suppression budget to address shifting risk factors	Budget continues suppression support and adds focus on prevention and resilience
2016-17 & 2017-18 Budget Years	2018-19 through 2020-21 Budget Years	2021-22 Budget Year
CAL FIRE Budget[2]: ~$2.0bn/year	~$2.5–2.8bn/year	~$2.6bn
CAL FIRE Positions: ~6,900	~7,180–8,134	~8,769
Extended peak staffing period	Increases to firefighting crews	Additional firefighters
Began procurement process to replace helicopters to enhance initial attack effectiveness	Helicopter replacements continue	Helicopter replacement completion
Additional year-round engines	Air tanker funding	Air tanker funding
	Enhanced technology	Advanced modeling and analytics to inform suppression strategy
	Surge capacity	***Wildfire & Forest Resilience Strategy*** *($1.5bn across depts. and budget years[3])*
	New wildfire cameras and communications equipment deployed	Resilient Forests & Landscapes
	Fuel reduction projects	Wildfire Fuel Breaks
		Forest Sector Stimulus
		Science-Based Management
		Community Hardening

1. Total state funding and resources for wildfire suppression and prevention are also reflected in budgets of other departments, counties, and the State Mutual Aid System
2. As initially enacted. Does not include subsequent Emergency Fund funding
3. Composed of $536 million in 2020-21, $988 million in 2021-2022. Portions of the funding for the Wildfire & Forest Resilience Strategy are captured within CAL FIRE's overall budget and the action in this reference

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24

SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

Capital deployment expected to increase beyond the current GRC cycle and will be proposed in future applications

Capital Expenditures, $ in Billions



Future Requests[1]
+$0.9 billion of utility-owned storage for 2022 reliability
5.3
6.2
5.3–5.7
6.0
6.8
2021 GRC Track 1
Track 4
2025 GRC

	2021	2022	2023	2024	2025
Range Case[2]	5.2	6.0	5.2	5.2	5.2

2021 GRC track 1 supports $5.3 billion of annual capital spending supporting safety, reliability, and risk reduction for customers

Additional growth potential from requests to be made in future GRC and other proceedings

Primary 2023+ potential:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Forecast for 2024 includes amounts expected to be requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

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Energy for What's Ahead℠

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2021 GRC track 1 decision provides rate base visibility through 2023; future applications expected to extend growth

From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment

Rate Base[1] $ in Billions



Future Requests
~9%
2021–2025 CAGR
35.3
38.4
41.5–42.3
46.0
49.4
2021 GRC Track 1
Track 4
2025 GRC
Range Case[2]
2021
35.2
2022
38.2
2023
41.2
2024
43.8
2025
46.6

2021 GRC track 1 final decision supports solid rate base growth through 2023

Forecast includes recovery of utility-owned storage for summer 2022 reliability

Longer-term rate base growth potential from:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054
2. Range Case rate base reflects capital expenditure Range Case forecast
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

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27 SCE’s long-term growth drivers are highly aligned with California’s public policy goals Overarching Goals SCE Growth Drivers Safe, Reliable, and Affordable Electricity Service Infrastructure Replacement Sustained investment required to reach and maintain equilibrium replacement rate Wildfire Mitigation Significant investment in infrastructure and practices that mitigate wildfire risk, and bolster prevention and response Decarbonization of California Grid Modernization Accelerate the adoption and integration of renewables and other distributed energy resources Electrification of Transportation and Other Sectors Investments to support electrification of light-, medium-, and heavy-duty vehicles and other sectors Energy Storage Energy storage essential to increasing carbon-free generation and reliability Transmission Future needs to meet renewables and clean energy mandates driven by CAISO planning process November 3, 2021

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications

	Application	Balance @ Sept. 30	Recovery Through	Rate Recovery by Year Q4 '21	2022	2023	2024
✓	GRC Track 1 (Jan.–Sept. 2021 Balance)	722	Dec. '23	80	321	321	–
✓	GRC Track 2	401	Dec. '24	–	134	134	134
✓	WEMA1	253	Sept. '22	63	189	–	–
✓	2019 CEMA	83	Sept. '22	21	62	–	–
	Total	**1,459**		**164**	**706**	**455**	**134**

Pending & Future Applications *(Subject to CPUC Authorization)*

Application	Request[1]	Expected Amort.[1]	Expected Rate Recovery by Year[2] Q4 '21	2022	2023	2024
GRC Track 3	497	12 months	–	290	207	–
WEMA2	215	12 months	–	179	36	–
2021 CEMA[3]	132	12 months	–	–	132	–
Total	**844**		**–**	**469**	**375**	

Expected Securitizations[4]

	AB 1054 Capital Included In:	Amount	Q4 '21	2022	2023	2024
✓	GRC Tracks 1 & 2	518	518 — Q4 '21 or Q1 '22		–	–
	GRC Track 3	730	–	730 — Q4 '22 or Q1 '23		–
	Total	**1,248**	**518**	**730**	–	–

1. Represents requested revenue requirement for GRC track 3, WEMA2, and 2021 CEMA; and securitization of AB 1054 capex for GRC tracks 1–3. Amounts and amortization subject to CPUC approval
2. Actual timing will depend on the timing of CPUC authorizations and implementation in customer rates or execution of securitization transactions
3. Includes CEMA costs related to 2018 and 2019 fires, 2019-2020 drought, and 2020 COVID. Not shown on the page, SCE also expects to file CEMA requests for 2020 Emergency Wildfire Restoration for recovery of amounts incremental to authorized revenue requirements
4. Amounts reflect capital costs recovered upfront via securitization. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

November 3, 2021

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2017/2018 Wildfire/Mudslide Events Update: Less than 30% of best estimate remains; SCE resolves enforcement action

SCE continues to make substantial progress resolving claims

Remaining expected potential losses, $ in Billions


7.5
Less than 30% of best estimate remains to be resolved
2.2
Best Estimate of Total Losses
Remaining Expected Potential Losses (At 9/30/2021)[1]

Claims settled in most recent quarter (3Q21): ~$485 million

Bellwether trial dates:

- Thomas: March 17, 2022
- Woolsey: Vacated[2]
- Courts may continue to defer trial dates if sufficient settlement progress made

SCE and SED recently agreed to resolve enforcement action for the 2017/2018 Wildfire/Mudslide Events for an aggregate of $550 million in costs[3]

SCE will seek CPUC recovery of prudently-incurred, actual losses in excess of insurance[4]

1. After giving effect to approximately $84 million in fixed payments due under settlements executed before September 30, 2021, but not paid at September 30, 2021
2. Date not yet reset. A hearing is scheduled for Dec. 13, 2021, in which the Court will review whether to lift discovery stay and set a liability and damages trial for plaintiffs not in the settlement program
3. "SED" refers to the Safety and Enforcement Division of the CPUC. Agreement is subject to CPUC approval. The agreement also imposes other obligations on SCE, including reporting requirements and safety-focused studies. In the agreement with SED, SCE did not admit imprudence, negligence or liability with respect to the 2017/2018 Wildfire and Mudslide Events. Of the $550 million, $375 million relates to a charge that was previously incurred. The balance is included in the reserve update recorded in Q3 2021.
4. Other than for CPUC-jurisdictional rate recovery of the $375 million of losses foreclosed from cost recovery under SED Agreement.

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30 SCE’s requested 2022 cost of capital would result in an ROE of 10.53%, while keeping customer rates unchanged On August 23, SCE filed request to set CPUC cost of capital for 2022–2024 and to reset cost of capital mechanism (CCM) Proposed alternative would suspend CCM for 2022, maintain SCE’s ROE, and update costs of debt and preferred – If adopted, SCE would file next cost of capital application in April 2022, effective for 2023–2025 SCE proposed making cost of capital effective January 1, 2022, through use of a memo account SCE will submit materials that would have been included in cost of capital mechanism advice letter by Nov. 8, 2021. Next steps in the proceeding will be outlined in forthcoming CPUC scoping memo Capital Structure 2021 Rate 2022 Request 2022 Alt. Request Common Equity 52% 10.30% 10.53% 10.30% Preferred 5% 5.70% 5.90% 5.90% Long-term Debt 43% 4.74% 4.32% 4.32% WACC 7.68% 7.63% 7.51% Revenue Change n/a $0 ~($50) 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 Oct. 1, 2020 Apr. 1, 2021 Oct. 1, 2021 CPUC Authorized Cost of Capital and 2022 Request Measurement Period Average: 3.33% Starting Value – 4.50% CPUC Cost of Capital Adjustment Mechanism Moody’s Baa Utility Bond Index Rate (%) Dead- band November 3, 2021

31 EIX has a strong track record of meeting or exceeding EPS guidance and growing its dividend 0.80 2.65 2004 2021 7.3% CAGR …and has 17 consecutive years of dividend growth2 Dividends per Share (in Dollars) 1. EPS guidance was not provided in 2012 or 2018 because of the timing of final decisions in SCE’s 2012 and 2018 General Rate Cases, respectively 2. 2021 dividend annualized based on dividend declaration on December 10, 2020 EIX has consistently met or exceeded Core EPS guidance… Core EPS Relative to Guidance Range November 3, 2021 2004 Exceeded 2005 Exceeded 2006 Exceeded 2007 Exceeded 2008 In-line 2009 Exceeded 2010 In-line 2011 Exceeded 2012 N/A1 2013 Exceeded 2014 Exceeded 2015 Exceeded 2016 In-line 2017 Exceeded 2018 N/A1 2019 In-line 2020 In-line

EIX and SCE are committed to maintaining their investment grade credit ratings

Long-term Issuer Rating and Outlook

As of November 2, 2021

	SCE	EIX
Moody's	Baa2 Stable	Baa3 Stable
S&P	BBB **Stable**	BBB **Stable**
Fitch	BBB- Stable	BBB- Stable

In September, S&P revised EIX's and SCE's outlooks to Stable from Negative

Investment grade ratings at SCE and EIX, targeting EIX long-term FFO-to-Debt ratio of 15–17%

Total liquidity of $4.7 billion[1]

Debt maturities in 2022:

- SCE: ~$365 million
- EIX: $700 million

Credit strengths include[2]:

- Stable, regulated T&D operations
- Extensive cost recovery mechanisms
- Credit supportive measures under AB 1054
- Wildfire mitigation investments

1. As of September 30, 2021, $1.1 billion at EIX and $3.6 billion at SCE includes amounts available under credit facilities and cash on hand
2. As described by S&P in its reports dated September 10, 2021, and July 7, 2020, and Moody's in its reports dated April 2, 2020, and October 20, 2020

November 3, 2021 Energy for What's Ahead℠ 32

33 Edison Energy empowers organizations to conquer biggest challenges in energy today: Cost. Carbon. Complex Choices. Partners with market leaders to align energy spend with strategic, financial, and sustainability goals Provide independent, expert advice and services Using an integrated approach to design and implement strategic energy roadmaps for clients designed to achieve the right sustainability, performance, and cost outcomes for their organizations Deliver comprehensive data-driven portfolio solutions Provides suite of specialized services across sustainability, analytics, renewables, conventional supply, and energy optimization Serve large-scale, global customer base Clients include 21 of the Fortune 100 Offices in North America and Europe Helped customers execute renewable energy agreements totaling 2.2 GW in 2020 Provide insights for clean energy efforts Supports Edison International’s clean energy, electrification, and sustainability efforts Ongoing commitment to DE&I Promoting diversity, equity, and inclusion within the organization and driving meaningful change through its business practices and partnerships November 3, 2021

EIX narrows 2021 core EPS guidance to $4.42–4.52

EIX 2021 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	YTD Recorded[1]	2021 Guidance[1]
SCE 2021 Rate Base EPS	$3.65	$4.89
SCE Operational Variances	0.32	0.34–0.42
SCE Operational Results	**3.97**	**5.23–5.31**
EIX Parent and Other	(0.36)	(0.56)–(0.54)
EIX Operational Results	**3.61**	**4.67–4.77**
SCE Costs Excluded from Authorized	(0.19)	(0.25)
EIX Consolidated Core EPS	**$3.43**	**$4.42–4.52**

Key components of variances from SCE rate base EPS[1]

SCE Operational Variances	
Financial, operating, and other variances from auth.	0.34–0.42
EIX Parent and Other	
Operating expense, other	(0.14)–(0.13)
Interest expense	(0.26)
EIX preferred dividends	(0.16)–(0.15)
SCE Costs Excluded from Authorized	
Wildfire Insurance Fund contribution interest expense	(0.08)
Wildfire claims payment debt interest expense[2]	(0.03)
Short- and long-term incentive comp not in rates; SB 901 disallowed exec comp	(0.14)

1. YTD results as of September 30, 2021, based on 2021 YTD weighted average shares of 379.5 million; 2021 guidance based on weighted average shares assumption of 379.7 million
2. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery may be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

November 3, 2021

Energy for What's Ahead℠ | 34

2021 EIX Core Earnings Guidance Assumptions and Preliminary 2022 Considerations

			2022 Preliminary Considerations
CPUC	**Rate Base** ($ in Billions)	$28.1	Rate base growth as projected
	Return on Equity (ROE)	10.30%	2022 ROE subject to CPUC decision on SCE's 2022 cost of capital application
	Equity in Capital Structure	52.0%	
FERC	**Rate Base** ($ in Billions)	$7.2	Rate base growth as projected
	Return on Equity (ROE)	10.30%	ROE and capital structure based on TO2019A Formula Rate[1]
	Equity in Capital Structure	47.5%	
Other Items	**SCE Cost-of-Capital-related Financing Variance** ($ Millions, after-tax)	~$35	Based on SCE's cost of capital application, costs of debt and preferred would true-up, resulting in ~$35 million reduction in earnings
	SCE Wildfire Claims Payment Debt Interest Expense ($ Millions, after-tax)	~$13	Full year of interest on ~$3 billion of debt issued in 2020–2021 plus interest on incremental 2022 issuances
	EIX Equity Issuance	Securities with up to $1 billion of equity content	Evaluating potential issuance of securities with $300–400 million of equity content, which includes acceleration of 2023–2025 amounts due to utility-owned storage investment[2]
	EIX Preferred Dividends ($ in Millions)	~$55–60	Full year of dividends on preferred equity issued in 2021

1. Beginning in 2023, Intervenors have an annual opportunity to terminate the TO2019A Formula Rate. The earliest any new rate could become effective is January 1, 2024
2. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings. Edison International is issuing securities with equity content up to approximately $1 billion in 2021 to enable SCE to issue debt to finance payments for resolution of claims contemplated in the current loss estimate for the 2017/2018 Wildfire/Mudslide Events

Note: All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%

November 3, 2021 Energy for What's Ahead℠ 35

EIX expects to achieve a 5–7% EPS CAGR[1] from 2021 to 2025

5–7%
2021–2025
Core EPS CAGR[1]

Driven by rate base growth of ~7–9%

~4%+
Current Dividend Yield[2]

Target dividend payout of 45–55% of SCE core earnings

9–11%+
Total Return at Current P/E Multiple[3]

Opportunity for attractive returns on investor capital

Rate base and dividend growth expected to be financed with:

- SCE cash from operations & financings
- Parent debt issuances
- On average, up to $250 million of equity content per year for 2022–2025[4]
  - May include preferred equity offering, internal programs, or at-the-market program
  - Upper end only required for high end of rate base growth
  - New $1 billion utility-owned storage investment could accelerate incremental ~$50–150 million from 2023–2025 into 2022

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 EPS guidance range of $4.42–4.62
2. Based on EIX stock price on November 1, 2021
3. Excluding changes in P/E multiple and potential dividend growth
4. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings. Edison International is issuing securities with equity content up to approximately $1 billion in 2021 to enable SCE to issue debt to finance payments for resolution of claims contemplated in the current loss estimate for the 2017/2018 Wildfire/Mudslide Events

November 3, 2021
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36

Appendix

38 SCE has delivered 7.2% annualized rate base growth since 2015, driven by growing capital investment Historical Recorded Rate Base $ in Billions, Weighted-average basis Historical Capital Expenditures $ in Billions 3.9 3.5 3.8 4.4 4.8 5.5 2015 2016 2017 2018 2019 2020 23.9 25.1 26.6 28.5 30.8 33.8 2015 2016 2017 2018 2019 2020 7.2% CAGR ~$25.9 billion 2015–2020 November 3, 2021

SCE Key Regulatory Proceedings

	Proceeding	Description and Next Steps
Base Rates	**2021 GRC Track 4** (A.19-08-013)	Set CPUC base revenue requirement for third attrition year (2024) Track 4 to be filed Q2 2022
	2022 Cost of Capital (A.21-08-013)	Establish cost of capital for 2022 and reset cost of capital mechanism SCE will submit materials that would have been included in cost of capital mechanism advice letter by Nov. 8, 2021. Next steps will be outlined in forthcoming CPUC scoping memo
	CSRP Track 1 (A.21-07-009)	Requesting approval of $483MM of capital and $40MM of O&M recorded in CSRP memorandum account through April 2021 Next steps will be outlined in forthcoming CPUC scoping memo
Wildfire	**2021 GRC Track 3** (A.19-08-013)	Incr. 2020 wildfire mitigation costs and GS&RP costs above settled amounts. Reasonableness review: $679MM capital, $476MM O&M; Rev. Req.: $497MM[1] Opening and reply briefs to be filed Q4 2021
	Insurance WEMA2 (A.20-12-010)	Approx. $215MM for wildfire insurance-related costs for July–Dec. 2020 Proposed decision expected Q4 2021 or Q1 2022
	2021 WMP Update	Request for safety certificate filed in Sept. Decision expected in Dec.

1. Capital reflects direct costs. Revenue requirement does not include revenue associated with AB 1054 Excluded Capital Expenditures

November 3, 2021 Energy for What's Ahead℠ 39

40 SCE’s 2021 General Rate Case will be approved in four tracks over 2021–2023 SCE Testimony Intervenor Testimony SCE Rebuttal Opening & Reply Briefs CPUC Proposed Decision Track 1: 2021–2023 GRC Revenue Requirement ✓ ✓ ✓ ✓ ✓ (Approved) Track 2: 2018–2019 FMA Update1 ✓ ✓ ✓ N/A due to settlement ✓ (Approved) Track 3: 2020 FMA Update1; 2018–2020 GS&RP ✓ ✓ ✓ Q4 ’21 Q1 ’22 Track 4: RAMP and 2024 Attrition Year Q2 ‘22 Q1 ‘23 Q1 ‘23 Q3 ’23 Q4 ‘23 1. Fire Memo Accounts (FMA) include Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, and Fire Risk Mitigation Memo Account November 3, 2021 Estimated timeline for 2021 General Rate Case tracks and milestones

41 SCE plans to securitize ~$1.6 billion of AB 1054 capex upon CPUC approval November 3, 2021 Applica- tion # Cost Recovery Financing Order Issue Recovery Bonds Proceeding/ Category AB 1054 Capex1,2 Serve Testimony CPUC Approval Serve Testimony CPUC Approval 1 GS&RP 327 ✓ ✓ ✓ ✓ ✓ 2 GRC Tracks 1 & 2 518 ✓ ✓ ✓ ✓ Q4 ’21 / Q1 ’22 3 GRC Track 3 730 ✓ Q1 ’22 Q2 ’22 Up to 180 days Q4 ‘22 / Q1 ’23 Total 1,575 1. Includes overheads 2. Before pre-securitization debt financing costs and upfront financing costs Steps Required to Issue Securitized Recovery Bonds $ in Millions

42 SCE’s average rate has grown less than inflation over the last 20 years, even with recent increases to mitigate wildfire risks November 3, 2021 21.6 23.3 28.0 SCE PG&E SDG&E 1. All rates include California Climate Credit 2. Inflation data based on CPI Los Angeles-Long Beach-Anaheim region: as of October 1, 2021 Sources: SCE Advice 4590-E effective Oct. 1, 2021, PG&E Advice 6265-E-A effective Aug. 1, 2021, SDG&E Advice 3855-E-A effective Nov. 1, 2021 Among California IOUs, SCE has the lowest system average rate System Average Rate1 Cents per kWh +8% vs SCE +30% vs SCE 10 15 20 25 2001 '06 '11 '16 '2021 SCE System Average Rate Los Angeles Area Inflation SCE’s system average rate has grown at an annualized ~2.1% vs. local inflation of ~2.5% since 19902 Cents per kWh

43 Low High Basic EIX EPS2 $1.62 $1.72 Total Non-Core Items2 (2.80)(2.80) Core EIX EPS $4.42 $4.52 1. EPS is calculated on the assumed weighted-average share count for 2021 of 379.7 million 2. There were ($1,065) million, or ($2.80) per share of non-core items recorded for the nine months ended September 30, 2021, calculated based on an assumed weighted average share count for 2021 3. Basic EIX EPS guidance only incorporates non-core items to September 30, 2021 Earnings Per Share Non-GAAP Reconciliations November 3, 2021 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance1 2021 EPS Attributable to Edison International

44 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non- core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Senior Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non-GAAP Financial Measures November 3, 2021